Exhibit 99.1

BioTime Subsidiary Asterias Biotherapeutics Appoints Former Pfizer Senior Executive Pedro Lichtinger as President and Chief Executive Officer

  Pharmaceutical and Biotechnology Industry Professional with 35 Years of Experience
  Extensive Track Record of Successful Drug Development and Commercialization
  Focused on Advancing Lead Product Candidates in Neurology and Cancer Immunotherapy

ALAMEDA, Calif. & MENLO PARK, Calif.--(BUSINESS WIRE)--June 12, 2014--BioTime, Inc. (NYSE MKT: BTX) today announced that Pedro Lichtinger has been appointed President and Chief Executive Officer of its subsidiary Asterias Biotherapeutics, Inc. (“Asterias”), effective June 9, 2014.

Asterias was created by BioTime to acquire Geron Corporation’s clinical-stage stem cell therapeutic assets. The company’s work centers on the development of therapeutics derived from stem cells capable of becoming all of the cell types in the human body to fight disease, a process known as pluripotency. Together, Asterias and BioTime have the largest intellectual property portfolio of any company in the pluripotent stem cell field with over 600 patents and patent applications worldwide covering key therapeutic targets derived from each of the three primary germ layers that give rise to all cells in the human body. Asterias’ lead clinical programs are its AST-OPC1 cell therapeutic for spinal cord injury, which recently received clinical trial funding support through an award of $14.3 million by the California Institute for Regenerative Medicine (“CIRM”), and its AST-VAC2 allogeneic dendritic cell cancer immunotherapy platform.

"Pedro has the ideal mix of skills to lead Asterias in the next stage of its growth," said Michael D. West, Ph.D., BioTime’s CEO. "His experience in shepherding medicines through clinical and regulatory processes to commercialization will be invaluable as Asterias moves forward with its plans to bring two of its product candidates into clinical trials. Pedro is also a seasoned business leader and manager whose long track record in building businesses and business alliances speaks for itself. ”

“I am excited to be working with Asterias’ talented employees, whose hard work and incredible talent have been responsible for the rapid advancement of a number of promising treatments,” said Mr. Lichtinger. “The pluripotent stem cell technology platform is rapidly emerging into the clinic with a focus on major unmet medical needs that have limited or no cures available. Asterias’ two most advanced clinical programs have the potential to significantly improve patient outcomes and I am delighted to be a part of this effort.”

Mr. Lichtinger has served as a director of BioTime since August 2009, during which time he has helped to guide its development as a leader in the field of regenerative medicine. Reflecting his new role at Asterias, Mr. Lichtinger has been nominated for election to the Asterias Board of Directors at the company’s upcoming annual meeting, and will not stand for reelection to the BioTime Board of Directors at BioTime’s upcoming annual meeting.

Since April, Dr. West, BioTime’s longtime CEO, has also served as President and CEO of Asterias. With the appointment of Mr. Lichtinger as CEO, Dr. West will continue to be a member of the Board of Asterias and will resume his position as Vice President – Technology Integration at Asterias, while continuing as BioTime’s CEO.

Mr. Lichtinger has some 35 years of executive leadership experience in the pharmaceutical industry. Previously, he was president and CEO of Optimer Pharmaceuticals, a role that he held from May 2010 to February 2013. There, he led the successful registration and commercialization of DIFICID® (fidaxomicin). Before joining Optimer, Mr. Lichtinger held a series of top management positions at Pfizer over a 25-year career, including serving as president of Pfizer’s Global Primary Care Unit, where he oversaw $23 billion in revenue and was responsible for a development budget in excess of $800 million including a portfolio of 66 projects. He also led Pfizer’s European operations as president of that group encompassing 27 countries and all Pfizer medicines, and previously headed Pfizer’s Global Animal Health business. In these roles, Mr. Lichtinger oversaw the successful development, commercialization, and alliances of numerous drugs.

Before joining Pfizer, Mr. Lichtinger was an executive at Smith Kline Beecham, where he was senior vice president of the company’s European animal health unit and previously held multiple other executive roles.

Mr. Lichtinger serves on the Board of Directors of Laboratorios Sanfer, SA de CV, the largest Mexican pharmaceutical company, which is partly owned by General Atlantic, a leading global growth equity investment firm. Mr. Lichtinger, an American born in Mexico, speaks four languages. He holds an MBA from the Wharton School of Business and an engineering degree from the National University of Mexico. He and his wife, Iracilda, passionately support the Boys and Girls Clubs of America and the Brazil Foundation.

About Asterias

Asterias Biotherapeutics (“Asterias”) is a biotechnology company focused on the emerging field of regenerative medicine. Asterias core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency. Asterias plans to develop therapies based on pluripotent stem cells to treat diseases or injuries in a variety of medical fields, with an initial focus on the therapeutic applications of oligodendrocyte progenitor cells (AST-OPC1) and antigen-presenting dendritic cells (AST-VAC1 and AST-VAC2) for the fields of neurology and oncology respectively. AST-OPC1 was tested for treatment of spinal cord injury in the world’s first Phase 1 clinical trial using human embryonic stem cell-derived cells. Asterias plans to seek FDA clearance to reinitiate clinical testing of AST-OPC1 in spinal cord injury this year, and is also evaluating its function in nonclinical models of multiple sclerosis and stroke. AST-VAC1 and AST-VAC2 are dendritic cell-based vaccines designed to immunize cancer patients against telomerase, a protein abnormally expressed in over 95% of human cancer types. AST-VAC2 differs from AST-VAC1 in that the dendritic cells presenting telomerase to the immune system are produced from human embryonic stem cells instead of being derived from human blood.

In October of 2013, Asterias acquired the cell therapy assets of Geron Corporation. These assets included INDs for the clinical stage AST-OPC1 and AST-VAC1 programs, banks of cGMP-manufactured AST-OPC1 drug product, cGMP master and working cell banks of human embryonic stem cells, over 400 patents and patent applications filed worldwide including broad issued claims to fundamental platform technologies for the scalable growth of pluripotent stem cells and compositions of matter for several hESC-derived therapeutic cell types, research cell banks, customized reagents and equipment, and various assets relating to the AST-VAC2 program and preclinical programs in cardiology and orthopedics.

Asterias is a member of the BioTime family of companies.

Additional information about Asterias can be found at www.asteriasbiotherapeutics.com.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications, and is planning to initiate a pivotal clinical trial around Renevia™, in 2014. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with three clinical trials currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime stock is traded on the NYSE Market exchange, ticker BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of BioTime and its subsidiaries, including Asterias, particularly those mentioned in the cautionary statements found in BioTime's and Asterias’ Securities and Exchange Commission filings. BioTime and Asterias disclaim any intent or obligation to update these forward-looking statements.

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CONTACT:
Asterias Biotherapeutics, Inc.
Mary Ann Dunmire, 650-433-2900
mdunmire@asteriasbio.com
or
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com